--------------------------------------------------------------------------------

                                   Exhibit 2.2

                              Articles of Amendment

                          Net Master Consultants, Inc.
                               filed June 24, 1997

--------------------------------------------------------------------------------

                                                  ---------------------------
                                                             FILED
                                                      In the Office of the
                                                  Secretary of State of Texas

                                                          JUN 24 1997

                                                      Corporations Section
                                                  ---------------------------

                              ARTICLES OF AMENDENT
                                     TO THE
                            ARTICLES OF INCORPORATION

    Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE ONE

     The name of the corporation is HOUSTON PRODUCE CORPORATION.

                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 12, 1997.

     This amendment:

          i. deletes Article I. of the original Articles of Incorporation in its entirety and provides for a new Article I. as set forth below; and

          ii. deletes Article IV. SHARES of the original Articles of Incorporation in its entirety and provides for a new Article IV, SHARES as set forth below.

     The amendment deletes the language in Article I. of the original Articles of Incorporation and the full text of Article I shall be as follows:

                                       I.
                                      NAME

     The name of the corporation is NET MASTER CONSULTANTS, INC.

     The amendment deletes the language in Article IV. SHARES of the original Articles of Incorporation and the full text of Article IV. SHARES shall be as follows:

                                       IV.
                                     SHARES

     The aggregate number of shares in which the corporation shall have authority to issue is 100,000,000 shares of the par value of $0.0001 each Common Voting Equity Stock, such shares to carry the short title "Common", and no other class of stock.

     The Board of Directors may further create separate series within any class of stock


                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 33,000; and the number of shares entitled to vote thereon was 33,000.

                                  ARTICLE FOUR

     The number of shares voted for such amendment was 33,000; and the number of shares voted against such amendment was 0.

                                  ARTICLE FIVE

     The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     The Officers are empowered and directed to effectuate a 1000 to 1 forward split of the Company's Common Stock; such that the existing 33,000 shares shall become 33,000,000 of par value $0,0001.

                                   ARTICLE SIX

     The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

     This amendment empowers and directs the Officers to effectuate a I 000 to I forward split of the Company's Common Stock; such that the existing issued and outstanding 33,000 Common Shares of $1.00 par value shall become 33,000,000 Common Shares of $0.0001 par value.

     This amendment will have the effect of reducing stated capital by $29,700.

Dated 12 May, 1997



                           HOUSTON PRODUCE CORPORATION



     /s/ J. DAN SIFFORD
-----------------------------
       J. DAN SIFFORD
-----------------------------
        Printed Name
         President

                                    [GRAPHIC]

                               The State of Texas

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF

                          NET MASTER CONSULTANTS, INC.
                                    FORMERLY
                          HOUSTON PRODUCE CORPORATION

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:         June 24, 1997

Effective:     June 24, 1997


[SEAL OF THE
STATE OF TEXAS]                                   /s/ [ILLEGIBLE]
                                        ------------------------------------
                                               Antonio O. Garza, Jr.
                                                Secretary of State